UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2005 (June 3, 2005)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3801 Old Greenwood Road
Fort Smith, Arkansas 72903
(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 3, 2005, Arkansas Best Corporation (the “Company”), Wells Fargo Bank, National Association, as Agent and Lead Arranger, and the other lending institutions named therein entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment”) to the Company’s existing Amended and Restated Credit Agreement dated as of September 26, 2003 (the “Existing Credit Agreement”). The Amendment amended the Existing Credit Agreement to, among other things, extend the maturity date to May 15, 2010, provide for reduced facility fees, letter of credit fees and applicable interest margins. The Amendment also made less restrictive certain financial ratios the Company is required to maintain and eliminated the borrowing base requirement and certain other financial covenants contained in the Existing Credit Agreement. The terms of the Amendment are more fully set forth in Exhibit 10.1.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by this item is included in Item 1.01 and incorporated by reference herein.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 10.1 $225 million First Amendment to Amended and Restated Credit Agreement dated as of June 3, 2005 among Wells Fargo Bank, National Association as Agent and Lead Arranger and Fleet National Bank and Suntrust Bank as Co-Syndication Agents and Wachovia Bank, National Association and The Bank of Toyko-Mitsubishi, LTD. as Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION

(Registrant)

Date: June 3, 2005	/s/	David E. Loeffler

David E. Loeffler,
Senior Vice President — Chief Financial Officer, Treasurer and
Principal Accounting Officer